Exhibit T3A.1

(Please do not write in spaces below — for Department use)

~~MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU~~
~~Date Received~~

(See Instructions on Reverse Side)

(For Use by Profit Domestic Corporations)

SCHEDULE 1.f

RESTATED ARTICLES OF INCORPORATION

INSERT CORPORATION NUMBER	0	4	7	—	9	4	9

1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-643. Act 284. Public Acts of 1972, as amended.

2. The present name of the corporation is	PHOTON SOURCES, INC.

3. All former names of the corporation are as follows:
None

4. The date of filing the original articles of incorporation was
November 21, 1967

5. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

ARTICLE I.

The name of the corporation is	PHOTON SOURCES, INC.

ARTICLE II.

The purpose or purposes for which the corporation is organized are:

to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan

GOLD SEAL APPEARS ONLY ON ORIGINAL

  ARTICLE III.

The total authorized capital stock is:
1.	{	Common Shares	3000000	Par Value Per Share		$.0001
		Preferred Shares		Par Value Per Share	$

and/or shares without par value as follows:
2.	{	Common Shares		Stated Value Per Share	$
		Preferred Shares		Stated Value Per Share	$

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Those provided by Michigan law.

  ARTICLE IV.

The address of the current registered office is:

615 Griswold	Detroit	, Michigan	48226
(No. and Street)	(Town or City)		(Zip Code)

The mailing address of the current registered office is (need not be completed unless different from above address):

same		, Michigan
(No. and Street)	(Town or City)		(Zip Code)

The name of the current resident agent is	The Corporation Company

  ARTICLE V.

The duration of the corporation, if other than perpetual, is

  ARTICLE VI. (Optional: Delete Article VI if not applicable.)

    ~~When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing  3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.~~

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII. (Additional provisions, if any, may be inserted here.)

Article VI

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Article VII

A shareholder may participate in a shareholder meeting by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.

This form of participation in a meeting shall constitute presence in person at the meeting.

(Use the following clause if the Restated Articles of Incorporation do not amend the Articles of Incorporation.)

1. These Restated Articles of Incorporation were duly adopted by the Board of Directors on the                      day of                     , 19        , in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended.

2. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

Signed this	day of	, 19

By
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name and Title)

(Use the following clause if the Restated Articles of Incorporation Further amends the Articles of Incorporation.)

1. These Restated Articles of Incorporation were duly adopted by the shareholders on the     31st       day of       December      , 19  85    , in accordance with the provisions of Section 647, Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statue were voted in favor of the Restated Articles of Incorporation.

Signed as of this	31st	day of	December	, 19	85

By	/s/ RICHARD P. SCHERER
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Richard P. Scherer, President
(Type or Print Name and Title)

(See Instructions on Reverse Side)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX

BELOW. (Include name, street and number (or P.O. box), city, state and zip code.)

Margaret Schilt Austin Dobson, Griffin, Austin & Berman, P.C. 500 City Center Building Ann Arbor, Michigan 48104	Telephone:
	Area Code	313
	Number	761-3780

INFORMATION AND INSTRUCTIONS

Restated Articles of Incorporation — Profit Domestic Corporations

1.      Submit one original copy of the Restated Articles of Incorporation. Upon the filing, a microfilm copy will be prepared for the records in the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

2.      Section 641 of the law provides that a corporation may integrate into a single instrument the provisions of its Articles of Incorporation which are currently in effect and operative and, at the same time, may also further amend the Articles by adopting Restated Articles of Incorporation.

3.      Restated Articles of Incorporation which do not amend the Articles may be adopted by the Board of Directors without a vote of the shareholders.

4.      Restated Articles’ of Incorporation which amend the Articles of Incorporation require adoption by the shareholders.

5.      The Restated Articles of Incorporation must be signed in ink by the chairperson or vice-chairperson of the board of directors or the president or a vice-president of the corporation.

6.      An effective date, no later than 90 days subsequent to the date of filing, may be stated in the Restated Articles of Incorporation.

7.      Since the corporate documents are microfilmed for the Bureau’s files, it is imperative that the document submitted for filing be legible so that a usable microfilm can be obtained. Corporate documents with poor black and white contrast, whether due to the use of a worn typewriter ribbon or due to a poor quality of reproduction, will be rejected.

8.      FEES:  Filing Fee                                                                                                                                                                 $10.00

         Franchise Fee {payable only in case of increase in authorized capital stock} —  1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock — (Make remittance payable to State of Michigan)

9.      Mail form and fees to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, Michigan 48909

Tel. (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)		Date Received
	FILED OCT 20 1986 Administrator MICHIGAN DEPT. OF COMMERCE Corporation & Securities Bureau	OCT 20 1986

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions on last page before completing form)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The name of the corporation is:
PHOTON SOURCES, INC.

2. The corporation identification number (CID) assigned by the Bureau is:	0	4	7	—	9	4	9

3. The location of its registered office is:

12163 Globe Road Livonia		, Michigan			48150
(Street Address) (City)					(ZIP Code)

4. Article I of the Articles of incorporation is hereby amended to read as follows:

Article I. The name of the Corporation is Lumonics Materials Processing Corp.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5.	The foregoing amendment to the Articles of Incorporation was duly adopted on the

	6th	day of	October	, 19	86 ,
in accordance with the provisions of the Act.

This Amendment (Complete and execute either a or b below, but not both.)

a.	☐	was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19 .

(Signatures of all incorporators: type or print name under each signature)

b.	(Check one of the following)

☐

was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.

☐

was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒	was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.

Signed this 16th day of October , 1986

By	/s/ STEPHEN G. WHISNER
(Signature)

Stephen G. Whisner, Vice President – Finance
(Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED

IN THE BOX BELOW, include name, street and number (or P.O. box),

city, state and ZIP code.

MARK W. GRIFFIN DOBSON, GRIFFIN, AUSTIN AND BERMAN, P.C. 500 CITY CENTER BUILDING ANN ARBOR, MICHIGAN 48104	Telephone:
	Area Code	313

	Number	761-3780

INFORMATION AND INSTRUCTIONS

1.      Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

         Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2.      This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic corporation.

3.      Item 2 – Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

4.      Item 4 – The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identified sections, only the sections being amended need be included.

5.      This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6.      If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

7.      FEES: Filing fee (Make remittance payable to State of Michigan)                                                                                   $10.00

         Franchise fee for profit corporations (payable only if authorized capital stock has increased) —  1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

8.      Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, Michigan 48908

Telephone: (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

861B#9288    111D    DR6&FI    $10.00

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)		Date Received
	FILED NOV 13 1986 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau	NOV 10 1986

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions on last page before completing form)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 152, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The name of the corporation is: LUMONICS MATERIALS PROCESSING CORP.

2. The corporation identification number (CID) assigned by the Bureau is:	0	4	7	—	9	4	9

3. The location of its registered office is:

12163 Globe Road Livonia		, Michigan			48150
(Street Address) (City)					(ZIP Code)

4. Article I of the Articles of incorporation is hereby amended to read as follows:

ARTICLE I. The name of the Corporation is Lumonics Materials Processing Corp.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5.	The foregoing amendment to the Articles of Incorporation was duly adopted on the

	6th	day of	October	, 19	86 ,
in accordance with the provisions of the Act.

This Amendment (Complete and execute either a or b below, but not both.)

a.	☐	was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

		Signed this	day of	, 19	.

(Signatures of all incorporators; type or print name under each signature)

b.	(Check one of the following)

☐

was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.

☐

was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.

Signed this	6	day of	NOV	,19	86

By	/s/ JOHN T. MCALLISTER
	(Signature)

John T. McAllister, Executive Vice President
(Type of Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED

IN THE BOX BELOW. Include name, street and number (or P.O. box),

city, state and ZIP code.

MARK W. GRIFFIN DOBSON, GRIFFIN, AUSTIN AND BERMAN, P.C. 500 CITY CENTER BUILDING ANN ARBOR, MICHIGAN 48104	Telephone:
	Area Code	313
	Number	761-3780

INFORMATION AND INSTRUCTIONS

1.      Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2.      This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic corporation.

3.      Item 2 – Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

4.      Item 4 – The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identified sections, only the sections being amended need be included.

5.      This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6.      If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

7.      FEES:    Filing fee (Make remittance payable to State of Michigan)                                                                                  $10.00

Franchise fee for profit corporations (payable only if authorized capital stock has increased) – ½ mill (.0005) on each dollar of increase over highest previous authorized capital stock.

8.      Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, Michigan 48909

Telephone: (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

872A#2130 1221 org&fi $10.00

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)		Date Received
	FILED	DEC 21 1987
JAN 11 1988
Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and Paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:

LUMONICS MATERIAL PROCESSING CORP.

2. The corporation identification number (CID) assigned by the Bureau is:	0	4	7	—	9	4	9

3. The location of its registered office is:

12163 Globe Road Livonia		, Michigan			48150
(Street Address) (City)					(ZIP Code)

4. Article VIII of the Articles of Incorporation is hereby amended to read as follows:

         Article VIII.  The corporation shall have no Board of Directors. The usual powers, authorities and obligations ordinarily delegated to the Board of Directors shall be assumed by the Shareholder of the Corporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE IN CORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.	☐

The foregoing amendment to the Articles of Incorporation was duly adopted on the                day of                         , 19        , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19

(Signatures of all incorporators; type or print name under each signature)

b.	☒	The foregoing amendment to the Articles of incorporation was duly adopted on the 30th day of, September , 1987. The amendment: (check one of the following)

☐

was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐

was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 5th day of October , 1987 LUHONICS INC.

By	/s/ ROBERT ATKINSON
(Signature)
Per: Robert Atkinson, xxxxxx Chairman

RJ. ATKINSON
(Type or Print Name) (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
Date Received	(FOR BUREAU USE ONLY)

Name Timothy R. Damschroder Bodman, Longley & Dahling LLP
Address 110 Miller, Suite 300
City State Zip Ann Arbor, MI 48104	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:

1.	The present name of the corporation is: Lumonics Corporation

2.	The identification number assigned by the Bureau is: 047-949

3.	The location of its registered office is:

	19776 Haggerty Road, Livonia,		MICHIGAN 48152-1016
	(Street Address)	(City)	(Zip Code)

4.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is: GSI Lumonics Corporation

GOLD SEAL APPEARS ONLY ON ORIGINAL

5.      (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the          day of                     , 19        , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of , 19

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

6.	For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on 25th day of March, 1999, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐	at a meeting. The necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒	by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act of a profit corporation.

☐	by the board of a profit corporation pursuant to Section 611(2).

Signed this 25th day of March, 1999

By:	/s/ MARK W. GRIFFIN
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Mark W. Griffin, Secretary
(Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

2.	The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

3.	(Delete if not applicable)

4.	(Delete if not applicable)

5.	(Complete only if an effective date is desired other than the date of filing)

The merger shall be effective on the 30 day of June , 2004

Signed this 17th day of June , 2004

GSI Lumonics Corporation

(Name of parent corporation)

By:	/s/ CHARLES D. WINSTON
(Signature of an authorized officer or agent)

Charles D. Winston
(Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

ADJUSTED PURSUANT TO
JUN 23 2005	TELEPHONE AUTHORIZATION
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED JUN 23 2005 Administrator BUREAU OF COMMERCIAL SERVICES

Name Paula K. Andrews, Esq.
Address Hinckley, Allen & Snyder LLP, 28 State Street
City State Zip Code Boston MA 02109-1775	EFFECTIVE DATE: 06/27/05

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	GSI Lumonics Corporation

2.	The identification number assigned by the Bureau is:	047-949

3.	Article I of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is: GSI Group Corporation THE EFFECTIVE DATE OF THE AMENDMENT SHALL BE: JUNE 27, 2005

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendments to the Articles of Incorporation was duly adopted on the day of

, , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of incorporation was duly adopted on the 20th day of

June , 2005 , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

	☐	at a meeting the necessary votes were cast in favor of the amendment.

	☐	by written consent of the shareholders of members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

	☒	by written consent of all the shareholders or members entitled to vote in accordance with section 407(8) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

	☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

	☐	by the board of a profit corporation pursuant to section B11(2).

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 21st day of June , 2005		Signed this day of ,

By	/s/ THOMAS R. SAWIN	By
	(Signature of an authorized officer or agent)	(Signature President, Vice-President, Chairperson or Vice-Chairperson)
Thomas R. Swain, VP and CFO
	(Type or Print Name)	(Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Timothy R. Damschroder – Bodman LLP
Address 201 South Division, Suite 400
City State Zip Code Ann Arbor, Michigan 48104
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.	EFFECTIVE DATE:

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:	GSI Group Corporation

047949
2. The identification number assigned by the Bureau is:

3. Article III of the Articles of Incorporation is hereby amended to read as follows: The total authorized shares are 6,000,000 common shares.

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of

, , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 20 day of August , 2008 , by the: (check one of the following)

☐	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.
(Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☒	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 20 day of August , 2008
GSI GROUP INC.

By	/s/ DANIEL J. LYNE
(Signature of an authorized officer or agent)

Daniel J. Lyne, Vice President & General Counsel
(Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL